UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2024

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36745	59-2262718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 15, 2024, Applied DNA Sciences, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The following proposals were voted on and were approved by the Company’s stockholders at the Special Meeting with the stockholders having voted as set forth below:

I. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance to certain holders of common stock purchase warrants in connection with a private placement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,855,864	516,472	35,226	3,850,003

II. To approve, in accordance with Nasdaq Listing Rule 5635(d), the repricing of certain of our common stock purchase warrants.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,826,983	541,578	39,001	3,850,003

III. To grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation, as amended, to effect a reverse stock split of common stock, at a ratio in the range from one-for-five to one-for-fifty, with such specific ratio to be determined by the Company’s Board of Directors following the Special Meeting.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,360,021	824,051	73,493	0

IV. To approve an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 4,000,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,748,305	633,432	25,825	3,850,003

Each of the foregoing voting results from the Special Meeting is final. Based on the foregoing votes, each of the proposals was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2024	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer